EXHIBIT 99.1

CONTACT:	JOSEPH MACNOW (201) 587-1000

Vornado REALTY TRUST 210 Route 4 East Paramus, NJ 07652

FOR IMMEDIATE RELEASE - February 22, 2001

         PARAMUS, NEW JERSEY, ..…......VORNADO REALTY TRUST (NYSE:VNO), announced today that the Port Authority of NY & NJ reported it will be entering into a 20-day exclusive negotiating period with Vornado to complete the contract and associated documents for the net lease of the 11 million square foot World Trade Center complex in New York.

         The 99-year net lease of the World Trade Center has been valued by the Port Authority’s advisors at approximately $3.25 billion. The Board of Commissioners of the Port Authority has instructed their staff and advisors to present the final contract for approval at a special Port Authority Board meeting scheduled for March 14, 2001.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.

         Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, uncertainties associated with the terms of the final contract and associated documents and related approval by the Port Authority Board.

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